SPECIMEN

Auction Rate Municipal                                              SHARES
Preferred Shared of Beneficial Interest, Series R7                  1,320

          THE BLACKROCK FLORIDA INSURED MUNICIPAL 2008 TERM TRUST


      ORGANIZED UNDER THE COMMONWEALTH                    SEE REVERSE FOR
              OF MASSACHUSETTS                          CERTAIN DEFINITIONS

      THIS CERTIFICATE IS TRANSFERABLE                   CUSIP 09247H 20 5
               IN NEW YORK, NY

             THIS CERTIFIES THAT

                                 CEDE & CO.

IS THE OWNER OF One Thousand Three Hundred Twenty (1,320)

         FULL PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED SHARES OF BENEFICIAL INTEREST, SERIES R7, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

          THE BLACKROCK FLORIDA INSURED MUNICIPAL 2008 TERM TRUST

transferable on the books of said Trust in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

         This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         In Witness Whereof, THE BLACKROCK FLORIDA INSURED MUNICIPAL 2008 TERM TRUST has caused its seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officers.


Dated: November 23, 1992


Countersigned and Registered:                       /s/ [ILLEGIBLE]
   BANKERS TRUST COMPANY                  ------------------------------------
   (New York) Transfer Agent                            President

By                                                  /s/ [ILLEGIBLE]
                                          ------------------------------------
                                                        Treasurer
Authorized Signature

             /s/ [ILLEGIBLE]
  ------------------------------------


THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE
CORPORATION.

              THE BLACKROCK CALIFORNIA INSURED MUNICIPAL 2008
                              TERM TRUST INC.

                  A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

                  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common         UNIF GIFT MIN ACT--_____Custodian_____
TEN ENT -- as tenants by the entireties                    (Cust)       (Minor)
 JT TEN -- as joint tenants with rights                    under Uniform Gifts
           of survivorship and not as                      to Minors Act_______
           tenants in common                                            (State)

Additional abbreviations may also be used though not in the above list.

For value received ____________ hereby sell, assign and transfer unto

       Please insert social security or other
           identifying number of assignee

             ------------------------------
           /                               /
          /-------------------------------/


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(Please Print or Typewrite Name and Address, Including Zip Code of Assignee)

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shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________

                  NOTICE:  ________________________________________________
                           The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.